Exhibit 99.5

Koch Overview
What is now Koch Industries, Inc. began as Wood River Oil and Refining Co. in 1940. Based in Wichita,
Kan., Koch Industries is one of the largest private companies in America, with annual revenues of about
$115 billion. Contributing to the company’s continued financial strength is the shareholders’ long-time policy of reinvesting 90 percent of earnings. Since 2003, Koch companies have invested about $50 billion in acquisitions and other capital expenditures.
With a presence in nearly 60 countries, Koch companies employ about 60,000 people worldwide. In 2012,
Koch companies directly employed more than 47,000 people in the United States, and supported nearly
200,000 jobs and about $11 billion in compensation and benefits.
Koch companies constantly seek to create the greatest value by:

•	Applying Market-Based Management®, Koch companies’ unique business philosophy that brings the power of the free market inside the businesses to maximize value creation and succeed long term.

•	Fostering Principled Entrepreneurship™ and a culture that empowers employees to produce results and create real value.

•	Operating efficiently and safely, with a steadfast commitment to environmental excellence and 100 percent compliance.
Koch companies are involved in these diverse industries:
Refining, Chemicals and Biofuels
Flint Hills Resources, LLC, through its subsidiaries, is a leading refining, chemicals and biofuels company. Its subsidiaries market products such as gasoline, diesel, jet fuel, ethanol, biodiesel, olefins, polymers and intermediate chemicals, as well as base oils and asphalt. The refining business operates refineries in Minnesota, Texas and Alaska, with a combined crude oil processing capacity of about
670,000 barrels per day. The petrochemical business has production facilities in Illinois, Michigan and
Texas. The renewables business operates ethanol plants in Iowa and Nebraska, a biodiesel plant in
Texas, and has made equity investments in bioenergy companies. The asphalt business produces and markets product in the Midwest and Alaska. A subsidiary owns a 50 percent interest in a lubricants base oil facility in Louisiana.
A Koch Supply & Trading company operates an 80,000 barrel-per-day refinery in Rotterdam, the
Netherlands.
Koch Pipeline Company, L.P. owns or operates more than 4,000 miles of pipelines that transport crude oil, refined petroleum products, ethanol, natural gas liquids and chemicals. Another Koch company has a 28 percent interest in Colonial Pipeline Company, owner and operator of the world’s largest-volume refined products pipeline.
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Forest and Consumer Products
Based in Atlanta, Georgia-Pacific LLC and its subsidiaries are among the world’s leading manufacturers and marketers of building products, tissue, packaging, paper, cellulose and related chemicals. Familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, enMotion®, Sparkle®, Mardi Gras® and Vanity Fair®, as well as the Dixie® brand of cups, plates and cutlery. Georgia-Pacific has long been a leading supplier of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers, with brands such as Plytanium® plywood, Ply-Bead® panels and Wood I Beam™ joists and DensArmor Plus® interior wallboard panels, DensGlass® sheathing and ToughRock® drywall.
Fertilizers
Koch Fertilizer, LLC and its subsidiaries are among the world’s largest producers and marketers of fertilizer products. Subsidiaries own or have interests in nitrogen fertilizer plants in the United States, Canada and Trinidad and Tobago. The companies cover global demand through an extensive supply, storage and distribution system that includes terminals in the U.S., Canada, Mexico, Brazil, Australia, France and the United Kingdom. Koch Fertilizer companies offer an industry-leading portfolio of products such as the AGROTAIN®, Nexen® and Nitamin® brands of high performance fertilizers, and have the capability to market and distribute more than 13 million tons of fertilizer products annually.
Polymers and Fibers
With leading brands including LYCRA®, COOLMAX®, CORDURA®, STAINMASTER® and ANTRON®, INVISTA is one of the world’s largest integrated producers of chemical intermediates, polymers and fibers. The company’s advantaged technologies for nylon, spandex and polyester are used to produce clothing, carpet, car parts and countless other everyday products. INVISTA operates in more than 20 countries.
Process and Pollution Control Equipment and Technologies
Koch Chemical Technology Group, LLC and its subsidiaries design, manufacture, install and service process and pollution control equipment, and provide engineering services for industries and municipalities worldwide. Subsidiaries include:

•

Koch-Glitsch, LP is a global leader in the design, manufacture and installation of mass transfer and mist elimination equipment. The company’s products are found in virtually every refinery and chemical plant in the world.

•

John Zink Hamworthy Combustion is a global leader in ultra-low emission process burners, boiler burners, duct burners, flares and thermal oxidizers. The company is also a global supplier of flare gas/vapor recovery and vapor combustor systems.

•

Koch Membrane Systems, Inc. develops and manufactures membrane separation systems for a variety of applications worldwide, including membranes for microfiltration, ultrafiltration, nanofiltration and reverse osmosis. The company also provides submerged membranes used in industrial and municipal wastewater treatment.

•

Optimized Process Designs provides consulting, engineering, design, procurement, fabrication and construction services for the natural gas and gas processing industries. OPD has been the general contractor on some of the largest natural gas plants built in the U.S.

•	Koch Heat Transfer Company, LP designs and fabricates proprietary and custom heat exchangers for a global customer base.
•

Koch Knight, LLC is a leader in acid proof solutions. The company offers acid proof products, installation and repair services for the mining, chemical process and environmental industries. Its products, made from state-of-the-art ceramics and plastic materials, are available worldwide.

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Commodity Trading and Services
Koch Supply & Trading companies around the world trade crude oil; refined petroleum products; gas liquids; natural gas, liquefied natural gas and emission allowances; industrial metals; and other commodities.
KS&T and other Koch companies have traders or originators in Wichita, Houston, New York, Canada, Cayman Islands, France, the Netherlands, Singapore, Switzerland and the United Kingdom.
Minerals
Koch Minerals, LLC and its subsidiaries are among the world’s largest dry-bulk commodity handlers, marketing and trading more than 40 million tons of product annually. Subsidiaries include:

•

Koch Carbon, LLC specializes in the global sourcing, supply, handling and transportation of bulk commodities such as petroleum coke, coal, sulfur, pulp and paper products, and other related commodities, utilizing a network of bulk import/export terminals in the United States and Europe.

•	The C. Reiss Coal Company is a leading supplier of coal and related products used in industrial applications and power generation.
•	Koch Exploration Company, LLC acquires, develops and trades petroleum and natural gas properties in the United States and Canada.
•	KM Proppants, LLC is an emerging provider of bulk materials and logistics services to oilfield service and production companies.

Ranching
The Matador Cattle Company, a division of Koch Agriculture Company, operates three ranches: Beaverhead in Montana, Matador in Texas and Spring Creek in Kansas. The ranches were acquired between 1941 and 1952 by Fred C. Koch, co-founder of what is now Koch Industries. Today, the ranches total more than 440,000 acres under management, including about 230,000 deeded acres.
The ranches wean about 9,000 calves annually and support more than 11,000 cattle. The ranches stock Akaushi cattle whose beef is prized for its marbling and taste. In Texas, Matador Ranch offers whitetail, mule deer, turkey, quail, hog and predator hunts on the main ranch and within permitted managed hunting areas and preserves. Matador Ranch is also engaged in breeding superior deer to supply this growing industry.
Glass
In late 2012, Koch Industries made its largest minority investment to-date: a 44.4 percent stake in Guardian Industries Corporation. Guardian is one of the world’s leading manufacturers of coated, value-added glass for residential and commercial facades, interiors, solar and technical glass markets. It is also involved in the building products and automotive industries. Koch has not only supplied capital, it has taken an active role in Guardian by providing talent, ® including a CEO and board members. Koch is also sharing its Market-Based Management business philosophy with Guardian.
Investments
Subsidiaries of Koch Industries make substantial investments in companies that are typically not majority owned and operate independently of Koch. Examples include Colonial Pipeline Company, and Colfax Corporation.
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Important Additional Information Will be Filed with the SEC

In connection with the proposed merger transaction, the Company intends to file with the SEC and to furnish to the Company’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials by mail, the Company’s stockholders and investors will also be able to obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the SEC’s website at www.sec.gov. In addition, stockholders may obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the Company’s website at www.molex.com or by contacting Steve Martens, our VP Investor Relations, at (630) 527-4344 or Steve.Martens@molex.com.

Participants in the Solicitation of Proxies

The Company’s executive officers and directors and certain other members of the Company management and its employees may be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of the Company stockholders, whose interests may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s most recent Annual Report on Form 10-K and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012.